WSFS Bank Center	WSFS Bank Place	1
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103

EXHIBIT 99.1
FOR IMMEDIATE RELEASE	Investor Relations Contact: Andrew Basile
(302) 504-9857; abasile@wsfsbank.com
July 23, 2026	Media Contact: Connor Peoples
(215) 864-5645; cpeoples@wsfsbank.com

WSFS REPORTS 2Q 2026 EPS OF $1.63 AND ROA OF 1.52%
RESULTS DRIVEN BY LOAN, DEPOSIT, AND FEE REVENUE GROWTH
FIDUCIARY ASSETS SURPASS $100 BILLION

Wilmington, DE — WSFS Financial Corporation (Nasdaq: WSFS), the parent company of WSFS Bank, today announced its financial results for the second quarter of 2026.
Selected financial results and metrics are as follows:

(Dollars in millions, except per share data)	2Q 2026	1Q 2026	2Q 2025
Net interest income	$192.5	$185.1	$179.5
Fee revenue	90.0	90.1	88.0
Total net revenue	282.5	275.3	267.5
Provision for (recovery of) credit losses	5.0	(2.0)	12.6
Noninterest expense	166.3	162.8	159.3
Net income attributable to WSFS	84.4	86.8	72.3
Pre-provision net revenue (PPNR)(1)	116.2	112.5	108.2
Earnings per share (EPS) (diluted)	1.63	1.64	1.27
Return on average assets (ROA) (a)	1.52%	1.61%	1.39%
Return on average equity (ROE) (a)	12.4	12.7	10.9
Fee revenue as % of total net revenue	31.8	32.7	32.8
Efficiency ratio	58.8	59.0	59.5
See “Notes”
GAAP results for the periods shown include items that are excluded from core results. Below is a summary of the financial effects of these items, which include an unrealized write-down of an equity investment and a gain on the sale of the credit card portfolio. For additional detail, refer to the Non-GAAP Reconciliation in the back of this press release.

	2Q 2026		1Q 2026		2Q 2025
(Dollars in millions, except per share data)	Total	Per share	Total	Per share	Total	Per share
Fee revenue (pre-tax)	$(2.2)	$(0.04)	$—	$—	$—	$—
Noninterest expense (pre-tax)	0.1	—	2.9	0.05	(0.3)	(0.01)
Income tax impacts	(0.5)	(0.01)	(0.6)	(0.01)	0.1	0.01

(1) As used in this press release, PPNR is a non-GAAP financial measure that adjusts net income determined in accordance with GAAP to exclude the impacts of (i) income tax provision and (ii) provision for (recovery of) credit losses. For a reconciliation of this and other non-GAAP financial measures to their most directly comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	2
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
CEO Commentary and Highlights
Rodger Levenson, Chairman, CEO and President, said, "WSFS performed well in the second quarter with a 31% year-over-year increase in core EPS(2). Our results included robust growth in noninterest deposits, a double-digit year-over-year increase in Wealth and Trust fees, and solid loan growth. Asset quality continued to trend positively, with improvement across key metrics. Additionally, we continued to execute our capital return framework through dividends and share repurchases, repurchasing over four percent of outstanding shares(3) in the first half of 2026. These results provide momentum for the second half of the year as reflected in our updated full-year outlook."
Overall highlights included:
•Core EPS of $1.66 and core ROA(2) of 1.55% in 2Q 2026, compared to $1.68 and 1.65%, respectively, in 1Q 2026.
◦Excluding a previously disclosed $15.7 million loan recovery in 1Q 2026, core EPS(2) increased 14% and core ROA(2) increased 12bps compared to 1Q 2026.
•Client deposits grew 3% quarter-over-quarter with noninterest demand growth of 10%, led by WSFS Institutional Services®. Noninterest deposits now represent 37% of total client deposits.
•C&I loans continued the recent trend with 2% quarter-over-quarter (8% annualized) growth.
•Wealth and Trust continued to deliver double-digit fee growth, increasing 17% year-over-year.
◦WSFS Institutional Services® fees increased 34% and The Bryn Mawr Trust Company of Delaware (BMT of DE), our personal trust business, increased 20%.
◦Fiduciary assets surpassed $100 billion as of June 30, 2026.
•Repurchased $66.2 million of common stock (1.8% of outstanding shares(4)) and paid quarterly dividends of $10.4 million for a total capital return of $76.6 million.

(2)As used in this press release, core EPS, core ROA, core EPS excluding loan recovery, and core ROA excluding loan recovery are non-GAAP financial measures. These non-GAAP financial measures exclude certain pre-tax adjustments and the tax impact of such adjustments. For a reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.
(3) First half of 2026 repurchases represent over four percent of outstanding shares as of December 31, 2025.
(4) 2Q 2026 repurchases represent 1.8% of outstanding shares as of March 31, 2026.

WSFS Bank Center	WSFS Bank Place	3
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Second Quarter 2026 Discussion of Financial Results
Balance Sheet
The following table summarizes loan and lease balances and composition at June 30, 2026 compared to March 31, 2026 and June 30, 2025:

Loans and Leases
(Dollars in millions)	June 30, 2026		March 31, 2026		June 30, 2025
Commercial & industrial (C&I)(5)	$4,944	37%	$4,849	37%	$4,731	36%
Commercial mortgage	3,884	29	3,882	30	3,911	30
Construction	1,003	7	1,034	7	858	7
Commercial small business leases	584	4	588	4	630	5
Total commercial loans and leases	10,415	77	10,353	78	10,130	78
Residential mortgage	1,271	10	1,127	9	1,016	8
Consumer	1,815	14	1,854	14	2,006	15
Gross loans and leases	13,501	101%	13,334	101%	13,152	101%
Allowance for Credit Losses (ACL)	(177)	(1)	(180)	(1)	(186)	(1)
Net loans and leases	$13,324	100%	$13,154	100%	$12,966	100%
At June 30, 2026, WSFS’ gross loan and lease portfolio increased $167.0 million, or 1% (not annualized), when compared with March 31, 2026. Home Lending generated strong loan growth of 10%, and we continued to see momentum in C&I, which grew 2%. This overall growth reflects our continued investment in talent and product offerings, enhancing our ability to win market share and more effectively compete for a broader set of clients. During the quarter, we completed the sale of our credit card portfolio, which had an outstanding balance of $36.3 million, and entered into a strategic partnership to issue WSFS-branded credit cards. This sale, combined with the continued runoff of the Spring EQ portfolio, partially offset the loan growth in the quarter.
Gross loans and leases at June 30, 2026 increased 3% when compared with June 30, 2025. Excluding the impacts from the sales of the Upstart and credit card portfolios, and runoff of Spring EQ, gross loans and leases increased 5%. This growth was driven by increases in residential mortgage (25%), C&I (5%), and home equity (20%), partially offset by declines in commercial small business leases (7%) and commercial mortgages (1%).

(5) Includes owner-occupied real estate.

WSFS Bank Center	WSFS Bank Place	4
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
The following table summarizes client deposit balances and composition at June 30, 2026 compared to March 31, 2026 and June 30, 2025:

Client Deposits
(Dollars in millions)	June 30, 2026		March 31, 2026		June 30, 2025
Noninterest demand	$7,009	37%	$6,372	34%	$5,306	31%
Interest-bearing demand	2,878	15	2,848	15	2,806	16
Savings	1,352	7	1,418	8	1,452	9
Money market	5,894	31	5,909	33	5,471	32
Total core deposits	17,133	90	16,547	90	15,035	88
Time deposits	1,871	10	1,921	10	2,086	12
Total client deposits	$19,004	100%	$18,468	100%	$17,121	100%
Total client deposits increased $535.1 million, or 3% (not annualized), when compared with March 31, 2026. Noninterest demand increased 10%, primarily led by Institutional Services, and now represents 37% of total client deposits. Savings decreased 5% and time deposits decreased 3%. End of period deposit balances continued to reflect some elevated quarter-end activity by clients within Institutional Services and Commercial. Overall, we continue to see strong deposit growth momentum, with average deposits also growing 3%.
Total client deposits increased $1.9 billion, or 11% from June 30, 2025. Noninterest demand increased 32%, driven by growth in Institutional Services and Commercial. Money market grew 8%, driven by growth across all business lines, while time deposits decreased 10% as we continued to manage our deposit pricing.
The deposit base remains well-diversified, with 54% of quarterly average client deposits coming from the Commercial, Small Business Banking, and Wealth and Trust businesses. No- and low-cost deposit accounts(6) represented 58% of average total client deposits with a weighted average cost of 28bps for the quarter. The loan-to-deposit ratio(7) was 70% at June 30, 2026, providing capacity to fund ongoing loan growth.

(6) Includes noninterest demand, interest-bearing demand, and savings deposit accounts.
(7) Ratio of net loans and leases to total client deposits.

WSFS Bank Center	WSFS Bank Place	5
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Net Interest Income

	Three Months Ending
(Dollars in millions)	June 30, 2026	March 31, 2026	June 30, 2025
Net interest income before purchase accretion	$190.9	$183.5	$177.5
Purchase accounting accretion	1.6	1.6	2.0
Net interest income	$192.5	$185.1	$179.5

Net interest margin before purchase accretion	3.84%	3.80%	3.84%
Purchase accounting accretion	0.03	0.03	0.05
Net interest margin	3.87%	3.83%	3.89%
Net interest income increased $7.4 million, or 4% (not annualized), compared to 1Q 2026, primarily driven by higher average loan balances as well as higher investment securities and yields.
Net interest income increased $13.0 million, or 7%, compared to 2Q 2025, primarily driven by lower deposit costs, higher cash balances, and higher average loan balances. These increases were partially offset by lower loan yields as a result of three 25bp Federal Funds rate cuts that occurred in 2025.
Total loan yields were 6.24%, a decrease of 3bps when compared to 1Q 2026 and a decrease of 36bps when compared to 2Q 2025. The year-over-year decrease was primarily driven by the impact of the aforementioned interest rate cuts.
Total client deposit costs were 1.29% and interest-bearing deposit costs were 2.00%, decreases of 4bps and 1bp, respectively, compared to 1Q 2026. Total client deposit costs decreased 34bps and interest-bearing deposit costs decreased 38bps compared to 2Q 2025. The quarter-over-quarter decrease in total client deposit costs was driven by a continued shift in the mix of deposits, with higher noninterest balances, and the year-over-year decrease was driven by deposit repricing actions and mix shift.
Net interest margin of 3.87% increased 4bps compared to 1Q 2026, primarily due to the impacts from the investment portfolio and deposit mix noted above. Net interest margin decreased 2bps from 2Q 2025 primarily due to the impact of the 2025 interest rate cuts, partially offset by higher investment yields and favorable balance sheet mix.

WSFS Bank Center	WSFS Bank Place	6
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Asset Quality

(Dollars in millions)	June 30, 2026	March 31, 2026	June 30, 2025
Problem assets(8)	$472.9	$503.9	$683.1
Delinquencies (n)	95.6	100.7	158.0
Nonperforming assets (n)	81.0	87.8	106.2
Net charge-offs (recoveries) on loans and leases	7.1	(3.5)	9.8
Total net credit costs (q)	7.1	0.2	14.3
Problem assets to total Tier 1 capital plus ACL on loans and leases	19.48%	20.71%	29.83%
Classified assets to total Tier 1 capital plus ACL on loans and leases	16.96	17.19	21.60
Ratio of nonperforming assets to total assets (n)	0.36	0.40	0.51
Delinquencies (n) to gross loans (i)	0.71	0.76	1.22
Ratio of quarterly net charge-offs (recoveries) to average gross loans	0.21	(0.11)	0.30
Ratio of allowance for credit losses to total loans and leases (p)	1.32	1.36	1.43
Ratio of allowance for credit losses to nonaccruing loans (n)	260	240	177
See “Notes”
Leading indicators of asset quality continued to trend downward, with a decrease in problem assets of $31.0 million compared to March 31, 2026, driven by several commercial payoffs. Delinquencies also decreased $5.1 million, or 5bps of gross loans, compared to March 31, 2026, driven by a reduction in consumer delinquencies. Problem assets decreased 31% and delinquencies decreased 39% compared to June 30, 2025.
Nonperforming assets (NPAs) decreased $6.9 million, or 4bps of total assets compared to March 31, 2026. The decrease in NPAs was primarily driven by the payoff of a multifamily loan. NPAs are down 24% compared to June 30, 2025.
Total net credit costs were $7.1 million. Excluding the impacts of a previously disclosed recovery in 1Q 2026, total net credit costs(9) decreased $8.7 million when compared to 1Q 2026. This decrease was primarily driven by lower net Commercial charge-offs and a release of ACL, due to the sale of the credit card portfolio and lower loss experience in Consumer.
Net charge-offs for the quarter were $7.1 million. Excluding the impacts of the prior quarter recovery, net charge-offs(9) decreased $5.1 million, or 16bps (annualized) of average gross loans, driven by lower commercial charge-offs.
The ACL on loans and leases was $177.3 million as of June 30, 2026, a decrease of $2.7 million when compared to March 31, 2026, and the ACL coverage ratio decreased 4bps to 1.32%.
(8) Problem assets includes all criticized, classified, and nonperforming loans as well as other real estate owned (OREO).
(9)As used in this press release, adjusted total net credit costs and adjusted net charge-offs are non-GAAP financial measures. These non-GAAP financial measures exclude the impact of payments for a loan charged-off during the first quarter of 2025. For a reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	7
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Core Fee Revenue(10)
Core fee revenue (noninterest income) of $92.2 million increased $2.1 million, or 2%, compared to 1Q 2026. The increase was driven by a 5% increase in Wealth and Trust, primarily due to growth across WSFS Institutional Services® and BMT of DE (personal trust), as well as increases in Capital Markets and Cash Connect®. These increases were partially offset by decreases in gains on sale of mortgage and SBA loans as we retained more of our originated loans.
Core fee revenue increased $4.2 million, or 5%, compared to 2Q 2025. The increase was driven by a 17% increase in Wealth and Trust as well as an increase in Capital Markets. The increase in Wealth and Trust included 34% growth in WSFS Institutional Services®, driven by both Corporate Trust and Global Capital Markets, and 20% growth in BMT of DE. These increases were partially offset by a $2.3 million decrease due to the final Spring EQ earnout recognized in 2025 and a $2.1 million decrease in Cash Connect®, primarily due to the impact of interest rate cuts and lower ATM volumes.
For 2Q 2026, our core fee revenue ratio(10) was 32.3% compared to 32.7% in 1Q 2026 and 32.8% in 2Q 2025. Fee revenue diversification is a differentiator with further growth opportunities expected.

(10) As used in this press release, core fee revenue and core fee revenue ratio are non-GAAP financial measures. These non-GAAP financial measures exclude certain pre-tax adjustments and the tax impact of such adjustments. For a reconciliation of these and other non-GAAP financial measures to their most directly comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	8
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Core Noninterest Expense(11)
Core noninterest expense of $166.2 million increased $6.3 million, or 4% (not annualized), compared to 1Q 2026. The increase is due to higher salaries and benefits, driven by the impact of performance-based incentives (which accounted for more than half of the increase) and medical costs, as well as increases in external fraud losses and professional fees. These increases were partially offset by a decrease in occupancy expense.
Core noninterest expense increased $6.6 million, or 4%, compared to 2Q 2025. The increase was primarily driven by higher salaries and benefits due to the reasons noted above, external fraud losses, and a one-time insurance recovery of $1.6 million in 2Q 2025. These increases were partially offset by a $2.7 million decrease in Cash Connect® external funding costs due to lower rates and ATM volume as well as lower professional fees.
Our core efficiency ratio(11) was 58.3% in 2Q 2026, compared to 58.0% in 1Q 2026 and 59.6% in 2Q 2025, reflecting our focus on expense discipline while continuing to invest in the franchise.
Income Taxes
We recorded a $26.8 million income tax provision in 2Q 2026, compared to $27.6 million in 1Q 2026 and $23.3 million in 2Q 2025. The changes in income tax provision compared to 1Q 2026 and 2Q 2025 were primarily due to changes in income before taxes.
The effective tax rate was 24.1% in 2Q 2026 compared to 24.1% in 1Q 2026 and 24.4% in 2Q 2025. The decrease in effective tax rate compared to 2Q 2025 is primarily due to increased federal tax credits.

(11) As used in this press release, core noninterest expense and core efficiency ratio are non-GAAP financial measures. These non-GAAP financial measures exclude certain pre-tax adjustments and the tax impact of such adjustments. For a reconciliation of these and other non-GAAP financial measures to their most directly comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	9
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Capital Management
Capital ratios remain strong and are all substantially in excess of the “well-capitalized” regulatory benchmarks at June 30, 2026, with a Common Equity Tier 1 capital ratio and Tier 1 capital ratio of 13.76%, Tier 1 leverage ratio of 10.35%, and Total Risk-based capital ratio of 15.47%.
WSFS’ total stockholders’ equity decreased $2.7 million, or less than 1%, during 2Q 2026. The decrease was primarily due to capital returns to stockholders of $76.6 million and an increase in accumulated other comprehensive loss of $12.1 million, driven by market-value decreases on available-for-sale investment securities, partially offset by quarterly earnings of $84.4 million.
WSFS’ tangible common equity(12) increased $1.2 million, or less than 1%, compared to March 31, 2026, primarily due to a decrease in intangible assets from scheduled amortization. WSFS’ common equity to assets ratio decreased 31bps to 12.01% and tangible common equity to tangible assets ratio(12) decreased 21bps to 8.11% at June 30, 2026.
At June 30, 2026, book value per share was $52.97, an increase of $0.73, or 1% (not annualized), from March 31, 2026, and tangible book value per share(12) was $34.24, an increase of $0.53, or 2% (not annualized), from March 31, 2026. Book value per share increased $5.26, or 11%, and tangible book value per share increased $3.92, or 13%, compared to 2Q 2025.
During 2Q 2026, WSFS repurchased 923,948 shares of common stock for an aggregate of $66.2 million and paid quarterly cash dividends of $10.4 million. Total capital returns to stockholders through share repurchases and quarterly dividends was $76.6 million. WSFS has 9,200,029 shares, or approximately 18% of outstanding shares as of June 30, 2026, available for repurchase.
The Board of Directors approved a quarterly cash dividend of $0.20 per share of common stock. The dividend will be paid on August 21, 2026 to stockholders of record as of August 7, 2026.

(12) As used in this press release, tangible common equity, tangible common equity to tangible assets ratio, and tangible book value per share are non-GAAP financial measures. These non-GAAP financial measures exclude goodwill and intangible assets and the related tax-effected amortization. For a reconciliation of these and other non-GAAP financial measures to their most directly comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	10
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Selected Business Segments (included in previous results):
Wealth and Trust
The Wealth and Trust segment provides a broad array of planning and advisory services, investment management, trust services, credit and deposit products to individual, corporate, and institutional Clients.
Selected quarterly performance results and metrics are as follows:

(Dollars in millions, except where otherwise noted)	June 30, 2026	March 31, 2026	June 30, 2025
Net interest income(13)	$31.7	$27.5	$23.0
Provision for credit losses	1.8	1.2	4.4
Fee revenue(14)	52.4	50.0	44.5
Noninterest expense(14)	34.5	31.8	32.3
Pre-tax income	47.7	44.5	30.7
Performance Metrics
WSFS Institutional Services® and BMT of DE fee revenue	$36.3	$34.2	$27.9
Private Wealth Management fee revenue	16.1	15.9	16.1
AUM/AUA (in billions)(15)	101.7	97.6	92.4
Wealth and Trust pre-tax income was $47.7 million, which increased $3.2 million, or 7% (not annualized), compared to 1Q 2026, driven by increases in net interest income of $4.2 million and fee revenue of $2.3 million.
The increase in net interest income was driven by higher noninterest deposit balances in Institutional Services. The increase in fee revenue was driven by higher assignment and agent fees across Institutional Services and continued account growth in BMT of DE. WSFS Institutional Services® was the third most active trustee based on number of deals in 1H 2026 for U.S. ABS and MBS according to Asset-Backed Alert.
Wealth and Trust pre-tax income increased $17.0 million, or 55%, compared to 2Q 2025, driven by increases in fee revenue of $7.8 million and net interest income of $8.7 million. These increases were partially offset by an increase in noninterest expense of $2.2 million.
The increase in fee revenue was driven by growth in Institutional Services and BMT of DE. The increase in net interest income was due to higher noninterest deposit balances in Trust. The increase in noninterest expense was primarily due to higher salaries and benefits, uninsured losses and client transaction costs, partially offset by lower legal fees.
AUM/AUA increased $4.1 billion to $101.7 billion at the end of 2Q 2026 driven by account growth and market appreciation.
(13) Includes intercompany allocation of income.
(14) Includes intercompany allocation of revenue and expense.
(15) Represents Assets Under Management and Assets Under Administration, in billions.

WSFS Bank Center	WSFS Bank Place	11
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Cash Connect®
Cash Connect® is a premier provider of ATM vault cash, smart safe and cash logistics services in the United States, servicing non-bank ATMs and smart safes nationwide and supporting ATMs for WSFS Bank Clients.
Selected quarterly financial results and metrics are as follows:

(Dollars in millions)	June 30, 2026	March 31, 2026	June 30, 2025
Net revenue(16)	$19.7	$19.6	$21.1
Noninterest expense(17)	16.8	16.7	17.8
Pre-tax income	3.0	3.0	3.3
Performance Metrics
Average cash managed	$1,251	$1,251	$1,329
Number of serviced non-bank ATMs and smart safes	35,171	35,338	36,494
Net profit margin	15.0%	15.4%	15.6%
ROA	2.15%	2.38%	2.43%
Cash Connect® pre-tax income of $3.0 million was flat compared to 1Q 2026. Net revenue and noninterest expense were generally flat compared to 1Q 2026 with lower ATM volume offset by higher revenue from smart safes, which grew 14%. Cash Connect® net profit margin of 15.0% decreased 41bps compared to 1Q 2026, and decreased 62bps compared to 2Q 2025, largely driven by $1.6 million of one-time insurance recoveries in the prior year. Excluding this recovery, net profit margin increased 7.0%(18).
Compared to 2Q 2025, pre-tax income decreased $0.3 million, driven by the insurance recoveries mentioned above. Excluding the impact of those recoveries, pre-tax income(18) increased $1.3 million driven by the impact of lower interest rates (lower revenues were more than offset by lower expenses), pricing initiatives (increased revenues), and expense optimization.
Cash Connect® continues to shift its business mix from traditional non-bank ATMs to higher margin products, such as smart safe units, which have grown 10% year-over-year.

(16) Includes net interest income and intercompany allocation of income.
(17) Includes intercompany allocation of expense.
(18) As used in this press release, adjusted profit margin and adjusted pre-tax income are non-GAAP financial measures. These non-GAAP financial measures exclude certain pre-tax adjustments. For a reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	12
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Second Quarter 2026 Earnings Release Conference Call
Management will conduct a conference call to review 2Q 2026 results at 1:00 p.m. Eastern Time (ET) on Friday, July 24, 2026. Interested parties may access the conference call live on our Investor Relations website (https://investors.wsfsbank.com). For those who cannot access the live conference call, a replay will be accessible shortly after the event concludes through our Investor Relations website.
About WSFS Financial Corporation
WSFS Financial Corporation is a multibillion-dollar financial services company. Its primary subsidiary, WSFS Bank, is the oldest and largest locally headquartered bank and wealth management franchise in the Greater Philadelphia and Delaware region. As of June 30, 2026, WSFS Financial Corporation had $22.7 billion in assets on its balance sheet and $101.7 billion in assets under management and administration. WSFS operates from 114 offices, 87 of which are banking offices, located in Pennsylvania (58), Delaware (38), New Jersey (14), Florida (2), Nevada (1) and Virginia (1) and provides comprehensive financial services including commercial banking, consumer banking, treasury management, and trust and wealth management. Other subsidiaries or divisions include Arrow Land Transfer, Bryn Mawr Trust Advisors, LLC, Bryn Mawr Trust®, The Bryn Mawr Trust Company of Delaware, Cash Connect®, NewLane Finance®, WSFS Wealth® Management, LLC, WSFS Institutional Services®, and WSFS Mortgage®. Serving the Greater Delaware Valley since 1832, WSFS Bank is one of the ten oldest banks in the United States continuously operating under the same name. For more information, please visit www.wsfsbank.com.

WSFS Bank Center	WSFS Bank Place	13
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Forward-Looking Statements
This press release contains estimates, predictions, opinions, projections and other "forward-looking statements" as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to the Company's predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management's outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. The words “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify forward-looking statements. Such forward-looking statements are based on various assumptions (some of which may be beyond the Company's control) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to, difficult market conditions and unfavorable economic trends in the United States generally and in financial markets, particularly in the markets in which the Company operates and in which its loans are concentrated, including difficult and unfavorable conditions and trends related to housing markets, costs of living, unemployment levels, interest rates, supply chain issues, inflation, and economic growth; possible additional loan losses and impairment of the collectability of loans; the Company's level of nonperforming assets and the costs associated with resolving problem loans including litigation and other costs and complying with government-imposed foreclosure moratoriums; the credit risk associated with the substantial amount of commercial real estate, commercial and industrial, and construction and land development loans in the Company's loan portfolio; changes in market interest rates, which may increase funding costs and reduce earning asset yields and thus reduce margin; the impact of changes in interest rates and the credit quality and strength of underlying collateral and the effect of such changes on the market value of the Company's investment securities portfolio, which could impact market confidence in the Company's operations; the extensive federal and state regulation, supervision and examination governing almost every aspect of the Company's operations, and potential expenses associated with complying with such regulations; the Company's ability to comply with applicable capital and liquidity requirements, including its ability to generate liquidity internally or raise capital on favorable terms; the impacts related to or resulting from bank failures and other economic industry volatility, including potential increased regulatory requirements and costs and potential impacts to macroeconomic conditions; changes in trade, monetary and fiscal policies and stimulus programs, laws and regulations and other activities of governments, agencies, and similar organizations, and the uncertainty of the short- and long-term impacts of such changes; any impairments of the Company's goodwill or other intangible assets; the success of the Company's growth plans across our WSFS Bank, Cash Connect® and/or Wealth and Trust segments; the Company's ability to successfully integrate and fully realize the cost savings and other benefits of its acquisitions, manage risks related to business disruption following those acquisitions, and post-acquisition Client acceptance of the Company's products and services and related Client disintermediation; negative perceptions or publicity with respect to the Company generally and, in particular, the Company's Wealth and Trust business; failure of the financial and/or operational controls of the Company's Cash Connect® and/or Wealth and Trust segments; adverse judgments or other resolution of pending and future legal proceedings, and costs incurred in defending such proceedings; the Company's reliance on third parties for certain important functions, including the operation of its core systems, and any failures by such third parties; system failures or cybersecurity incidents or other breaches of the Company's network security, particularly given remote working arrangements; any actual or perceived failure or deficiency in the use of artificial intelligence by the Company or third-party vendors or service providers; the Company's ability to recruit and retain key Associates; the effects of weather, including climate change, and natural disasters such as floods, droughts, wind, tornadoes, wildfires and hurricanes as well as effects from geopolitical instability, armed conflicts, public health crises and man-made disasters including terrorist attacks; the effects of regional or national civil unrest (including any resulting branch or ATM closures or damage); possible changes in the speed of loan prepayments by the Company's Clients and loan origination or sales volumes; possible changes in market valuations and/or the speed of prepayments of mortgage-backed securities (MBS) due to changes in the interest rate environment, and the related acceleration of premium amortization on prepayments in the event that prepayments accelerate; regulatory limits on the Company's ability to receive dividends from its subsidiaries, and pay dividends to its stockholders; any reputation, credit, interest rate, market, operational, litigation, legal, liquidity, regulatory and compliance risk resulting from developments related to any of the risks discussed above; any compounding effects or unexpected interactions of the risks discussed above; and other risks and uncertainties, including those discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2025 under the heading “Risk Factors” and in other documents filed by the Company with the Securities and Exchange Commission from time to time.

The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any duty to revise or update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company for any reason, except as specifically required by law. As used in this press release, the terms "WSFS," "the Company," "registrant," "we," "us," and "our" mean WSFS Financial Corporation and its subsidiaries, on a consolidated basis, unless the context indicates otherwise.

WSFS Bank Center	WSFS Bank Place	14
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS
SUMMARY STATEMENTS OF INCOME (Unaudited)

	Three months ended			Six months ended
(Dollars in thousands, except per share data)	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Interest income:
Interest and fees on loans	$208,206	$205,243	$216,005	$413,449	$432,757
Interest on mortgage-backed securities	27,975	25,242	24,531	53,217	49,276
Interest and dividends on investment securities	2,157	2,171	2,186	4,328	4,372
Other interest income	18,498	16,553	10,468	35,051	17,663
	256,836	249,209	253,190	506,045	504,068
Interest expense:
Interest on deposits	59,694	59,497	70,124	119,191	141,228
Interest on Federal Home Loan Bank advances	491	439	949	930	1,887
Interest on senior and subordinated debt	2,765	2,766	1,089	5,531	3,163
Interest on trust preferred borrowings	1,370	1,355	1,518	2,725	3,041
Interest on other borrowings	16	16	15	32	38
	64,336	64,073	73,695	128,409	149,357
Net interest income	192,500	185,136	179,495	377,636	354,711
Provision for (recovery of) credit losses	5,044	(1,998)	12,621	3,046	29,971
Net interest income after provision for (recovery of) credit losses	187,456	187,134	166,874	374,590	324,740
Noninterest income:
Credit/debit card and ATM income	15,620	15,066	18,309	30,686	37,052
Investment management and fiduciary revenue	51,460	49,127	43,774	100,587	83,055
Deposit service charges	7,041	6,877	6,802	13,918	13,555
Mortgage banking activities, net	1,323	2,361	2,341	3,684	4,141
Loan and lease fee income	1,618	2,002	1,430	3,620	2,895
Unrealized loss on equity investment, net	(4,134)	—	—	(4,134)	—
Realized gain on sale of equity investment, net	159	—	18	159	18
Other income	16,881	14,682	15,335	31,563	28,190
	89,968	90,115	88,009	180,083	168,906
Noninterest expense:
Salaries, benefits and other compensation	95,767	91,887	89,145	187,654	171,622
Occupancy expense	8,309	10,139	8,829	18,448	18,722
Equipment expense	13,661	13,272	13,778	26,933	26,506
Data processing and operations expense	5,246	5,011	5,010	10,257	9,705
Professional fees	4,752	4,118	6,211	8,870	10,909
Marketing expense	2,567	2,135	1,925	4,702	3,620
FDIC expenses	2,523	2,634	2,433	5,157	5,011
Loan workout and other credit costs	2,087	2,174	1,629	4,261	1,869
Corporate development expense	63	57	(329)	120	(270)
Restructuring expense	—	2,796	—	2,796	260
Other operating expenses	31,325	28,542	30,712	59,867	63,184
	166,300	162,765	159,343	329,065	311,138
Income before taxes	111,124	114,484	95,540	225,608	182,508
Income tax provision	26,795	27,639	23,319	54,434	44,420
Net income	84,329	86,845	72,221	171,174	138,088
Less: Net (loss) income attributable to noncontrolling interest	(69)	18	(105)	(51)	(134)
Net income attributable to WSFS	$84,398	$86,827	$72,326	$171,225	$138,222
Diluted earnings per share of common stock:	$1.63	$1.64	$1.27	$3.26	$2.39
Weighted average shares of common stock outstanding for fully diluted EPS	51,935,567	53,031,912	56,851,797	52,475,721	57,765,602
See “Notes”

WSFS Bank Center	WSFS Bank Place	15
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS
SUMMARY STATEMENTS OF INCOME (Unaudited) - continued

	Three months ended			Six months ended
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Performance Ratios:
Return on average assets (a)	1.52%	1.61%	1.39%	1.56%	1.34%
Return on average equity (a)	12.39	12.71	10.94	12.55	10.54
Return on average tangible common equity (a)(o)	19.78	20.18	18.08	19.98	17.50
Net interest margin (a)(b)	3.87	3.83	3.89	3.85	3.88
Efficiency ratio (c)	58.8	59.0	59.5	58.9	59.3
Noninterest income as a percentage of total net revenue (b)	31.8	32.7	32.8	32.2	32.2
See “Notes”

WSFS Bank Center	WSFS Bank Place	16
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
SUMMARY STATEMENTS OF FINANCIAL CONDITION (Unaudited)

(Dollars in thousands)	June 30, 2026	March 31, 2026	June 30, 2025
Assets:
Cash and due from banks	$2,173,149	$2,067,824	$899,713
Cash in non-owned ATMs	392,494	397,877	424,741
Investment securities, available-for-sale	3,841,008	3,581,894	3,494,783
Investment securities, held-to-maturity	943,292	958,219	994,340
Other investments	38,231	43,291	46,751
Net loans and leases (e)(f)(l)	13,323,785	13,153,815	12,965,825
Goodwill and intangibles	962,451	966,388	977,546
Other assets	979,538	937,607	959,593
Total assets	$22,653,948	$22,106,915	$20,763,292
Liabilities and Stockholders’ Equity:
Noninterest-bearing deposits	$7,008,388	$6,371,522	$5,305,768
Interest-bearing deposits	11,995,247	12,096,966	11,815,701
Total client deposits	19,003,635	18,468,488	17,121,469
Federal Home Loan Bank advances	—	—	51,040
Other borrowings	307,017	310,355	252,419
Other liabilities	632,222	614,031	666,146
Total liabilities	19,942,874	19,392,874	18,091,074
Stockholders’ equity of WSFS	2,721,798	2,724,493	2,682,728
Noncontrolling interest	(10,724)	(10,452)	(10,510)
Total stockholders' equity	2,711,074	2,714,041	2,672,218
Total liabilities and stockholders' equity	$22,653,948	$22,106,915	$20,763,292
Capital Ratios:
Equity to asset ratio	12.01%	12.32%	12.92%
Tangible common equity to tangible asset ratio (o)	8.11	8.32	8.62
Common equity Tier 1 capital (required: 4.5%; well capitalized: 6.5%) (g)	13.76	13.91	14.07
Tier 1 leverage (required: 4.00%; well-capitalized: 5.00%) (g)	10.35	10.51	11.04
Tier 1 risk-based capital (required: 6.00%; well-capitalized: 8.00%) (g)	13.76	13.91	14.07
Total risk-based capital (required: 8.00%; well-capitalized: 10.00%) (g)	15.47	15.66	15.86
Asset Quality Indicators:
Nonperforming assets:
Nonaccruing loans (s)(n)	$68,271	$75,112	$105,236
Assets acquired through foreclosure	12,690	12,717	930
Total nonperforming assets	$80,961	$87,829	$106,166
Past due loans (h)(n)	$8,112	$12,029	$23,012
Troubled loans (t)(n)	94,280	110,586	195,916
Allowance for credit losses	180,035	182,876	189,121
Ratio of nonperforming assets to total assets (n)	0.36%	0.40%	0.51%
Ratio of allowance for credit losses to total loans and leases (p)	1.32	1.36	1.43
Ratio of allowance for credit losses to nonaccruing loans (n)	260	240	177
Ratio of quarterly net charge-offs (recoveries) to average gross loans (a)(e)(i)	0.21	(0.11)	0.30
Ratio of year-to-date net charge-offs (recoveries) to average gross loans (a)(e)(i)	0.06	(0.11)	0.53
See “Notes”

WSFS Bank Center	WSFS Bank Place	17
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
AVERAGE BALANCE SHEET (Unaudited)

(Dollars in thousands)	Three months ended
	June 30, 2026			March 31, 2026			June 30, 2025
	Average Balance	Interest & Dividends	Yield/ Rate (a)(b)	Average Balance	Interest & Dividends	Yield/ Rate (a)(b)	Average Balance	Interest & Dividends	Yield/ Rate (a)(b)
Assets:
Interest-earning assets:
Loans: (e) (j)
Commercial loans	$4,838,475	$73,772	6.13%	$4,701,069	$70,169	6.07%	$4,632,578	$74,450	6.45%
Commercial real estate loans (r)	4,896,752	75,795	6.21	4,968,948	76,339	6.23	4,808,177	78,400	6.54
Commercial leases	581,053	12,560	8.65	588,782	12,850	8.73	630,955	13,776	8.73
Residential mortgage	1,142,113	15,774	5.52	1,089,151	14,638	5.38	965,480	12,935	5.36
Consumer loans	1,854,178	28,889	6.25	1,871,601	29,847	6.47	1,997,285	35,096	7.05
Loans held for sale	78,068	1,416	7.28	66,760	1,400	8.50	96,517	1,348	5.60
Total loans and leases	13,390,639	208,206	6.24	13,286,311	205,243	6.27	13,130,992	216,005	6.60
Mortgage-backed securities (d)	4,286,970	27,975	2.61	4,191,264	25,242	2.41	4,148,820	24,531	2.37
Investment securities (d)	363,491	2,157	2.71	368,318	2,171	2.72	366,391	2,186	2.70
Other interest-earning assets	1,979,080	18,498	3.75	1,793,908	16,553	3.74	934,152	10,468	4.49
Total interest-earning assets	$20,020,180	$256,836	5.16%	$19,639,801	$249,209	5.16%	$18,580,355	$253,190	5.48%
Allowance for credit losses	(183,731)			(184,109)			(188,252)
Cash and due from banks	176,672			175,052			188,300
Cash in non-owned ATMs	378,583			351,909			390,275
Bank owned life insurance	37,833			37,289			36,042
Other noninterest-earning assets	1,843,940			1,855,211			1,898,721
Total assets	$22,273,477			$21,875,153			$20,905,441
Liabilities and stockholders’ equity:
Interest-bearing liabilities:
Interest-bearing deposits:
Interest-bearing demand	$2,796,834	$6,254	0.90%	$2,828,403	$6,055	0.87%	$2,829,653	$7,337	1.04%
Savings	1,370,482	1,172	0.34	1,395,028	1,163	0.34	1,445,123	1,609	0.45
Money market	5,890,550	38,131	2.60	5,817,813	36,876	2.57	5,437,897	41,120	3.03
Time deposits	1,894,349	14,137	2.99	1,962,289	15,403	3.18	2,094,572	20,058	3.84
Total interest-bearing client deposits	11,952,215	59,694	2.00	12,003,533	59,497	2.01	11,807,245	70,124	2.38
Federal Home Loan Bank advances	50,000	491	3.88	44,444	439	4.01	84,007	949	4.53
Trust preferred borrowings	91,096	1,370	6.03	91,055	1,355	6.04	90,903	1,518	6.70
Senior and subordinated debt	196,997	2,765	5.61	196,919	2,766	5.62	148,708	1,089	2.93
Other borrowed funds	22,324	16	0.29	21,868	16	0.30	19,428	15	0.31
Total interest-bearing liabilities	$12,312,632	$64,336	2.10%	$12,357,819	$64,073	2.10%	$12,150,291	$73,695	2.43%
Noninterest-bearing demand deposits	6,631,914			6,105,690			5,438,692
Other noninterest-bearing liabilities	606,784			652,541			674,616
Stockholders’ equity of WSFS	2,732,684			2,769,574			2,652,257
Noncontrolling interest	(10,537)			(10,471)			(10,415)
Total liabilities and equity	$22,273,477			$21,875,153			$20,905,441
Excess of interest-earning assets over interest-bearing liabilities	$7,707,548			$7,281,982			$6,430,064
Net interest and dividend income		$192,500			$185,136			$179,495
Interest rate spread			3.06%			3.06%			3.05%
Net interest margin			3.87%			3.83%			3.89%
See “Notes”

WSFS Bank Center	WSFS Bank Place	18
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
(Unaudited)

(Dollars in thousands, except per share data)	Three months ended			Six months ended
Stock Information:	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Market price of common stock:
High	$78.39	$71.32	$57.06	$78.39	$59.43
Low	64.98	54.31	42.44	54.31	42.44
Close	76.73	65.46	55.00	76.73	55.00
Book value per share of common stock	52.97	52.24	47.71
Tangible common book value (TBV) per share of common stock (o)	34.24	33.71	30.32
Number of shares of common stock outstanding (000s)	51,388	52,149	56,235
Other Financial Data:
One-year repricing gap to total assets (k)(u)	6.45%	4.72%	(2.69)%
Weighted average duration of the MBS portfolio	5.6 years	5.8 years	6.2 years
Unrealized losses on securities available for sale, net of taxes	$(393,925)	$(385,270)	$(445,065)
Number of Associates (FTEs) (m)	2,391	2,348	2,375
Number of offices (branches, LPO’s, operations centers, etc.)	114	114	115
Notes:
(a)Annualized.
(b)Computed on a fully tax-equivalent basis.
(c)Noninterest expense divided by (tax-equivalent) net interest income and noninterest income.
(d)Includes securities held-to-maturity (at amortized cost) and securities available-for-sale (at fair value).
(e)Net of unearned income.
(f)Net of allowance for credit losses.
(g)Represents capital ratios of WSFS Financial Corporation and subsidiaries. Capital Ratios for the current quarter are to be considered preliminary until regulatory filings for the quarter are completed.
(h)Accruing loans which are contractually past due 90 days or more as to principal or interest. Balance includes student loans, which are U.S. government guaranteed with little risk of credit loss.
(i)Excludes loans held for sale and reverse mortgage loans.
(j)Nonperforming loans are included in average balance computations.
(k)The difference between projected amounts of interest-sensitive assets and interest-sensitive liabilities repricing within one year divided by total assets, based on a current interest rate scenario.
(l)Includes loans held for sale and reverse mortgages.
(m)Includes seasonal Associates, when applicable.
(n)Includes loans held for sale.
(o)The Company uses non-GAAP (United States Generally Accepted Accounting Principles) financial information in its analysis of the Company’s performance. The Company’s management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented. The Company’s management believes that investors may use these non-GAAP financial measures to analyze the Company’s financial performance without the impact of unusual items or events that may obscure trends in the Company’s underlying performance. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results. For a reconciliation of these and other non-GAAP financial measures to their most directly comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.
(p)Reflects allowance for credit losses on loans and leases over the amortized cost of the total portfolio.
(q)Includes provision for credit losses, loan workout expenses, OREO expenses and other credit costs.
(r)Includes commercial mortgage and commercial construction loans.
(s)Includes nonaccruing troubled loans.
(t)Represents loans modified in the form of principal forgiveness, interest rate reduction, an other-than-insignificant payment delay, or a term extension to borrowers experiencing financial difficulty.
(u)Includes the impact of cash flow hedges. Prior period amounts have been updated to conform to current presentation.

WSFS Bank Center	WSFS Bank Place	19
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
(Dollars in thousands, except per share data)
(Unaudited)

Non-GAAP Reconciliation (o):	Three months ended			Six months ended
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net interest income (GAAP)	$192,500	$185,136	$179,495	$377,636	$354,711
Core net interest income (non-GAAP)	192,500	185,136	179,495	377,636	354,711
Noninterest income (GAAP)	89,968	90,115	88,009	180,083	168,906
Plus: Unrealized loss on equity investments, net	(4,134)	—	—	(4,134)	—
Less: Realized gain on sale of equity investment, net	159	—	18	159	18
Less: Gain on sale of credit card portfolio	1,746	—	—	1,746	—
Core fee revenue (non-GAAP)	$92,197	$90,115	$87,991	$182,312	$168,888
Core net revenue (non-GAAP)	$284,697	$275,251	$267,486	$559,948	$523,599
Core net revenue (non-GAAP)(tax-equivalent)	$285,231	$275,780	$267,972	$561,011	$524,540
Noninterest expense (GAAP)	$166,300	$162,765	$159,343	$329,065	$311,138
Less/(plus): Corporate development expense	63	57	(329)	120	(270)
Less: Restructuring expense	—	2,796	—	2,796	260
Core noninterest expense (non-GAAP)	$166,237	$159,912	$159,672	$326,149	$311,148
Core efficiency ratio (non-GAAP)	58.3%	58.0%	59.6%	58.1%	59.3%
Core fee revenue ratio (non-GAAP) (b)	32.3%	32.7%	32.8%	32.5%	32.2%

	End of period
	June 30, 2026	March 31, 2026	June 30, 2025
Total assets (GAAP)	$22,653,948	$22,106,915	$20,763,292
Less: Goodwill and other intangible assets	962,451	966,388	977,546
Total tangible assets (non-GAAP)	$21,691,497	$21,140,527	$19,785,746
Total stockholders’ equity of WSFS (GAAP)	$2,721,798	$2,724,493	$2,682,728
Less: Goodwill and other intangible assets	962,451	966,388	977,546
Total tangible common equity (non-GAAP)	$1,759,347	$1,758,105	$1,705,182

Tangible common book value (TBV) per share:
Book value per share (GAAP)	$52.97	$52.24	$47.71
Tangible common book value per share (non-GAAP)	34.24	33.71	30.32
Tangible common equity to tangible assets:
Equity to asset ratio (GAAP)	12.01%	12.32%	12.92%
Tangible common equity to tangible assets ratio (non-GAAP)	8.11	8.32	8.62

WSFS Bank Center	WSFS Bank Place	20
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103

Non-GAAP Reconciliation - continued (o):	Three months ended			Six months ended
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
GAAP net income attributable to WSFS	$84,398	$86,827	$72,326	$171,225	$138,222
Plus/(less): Pre-tax adjustments: Realized/unrealized gain (loss) on equity investments, net, gain on sale of credit card portfolio, corporate development and restructuring expense	2,292	2,853	(347)	5,145	(28)
(Less)/plus: Tax impact of pre-tax adjustments	(539)	(639)	149	(1,178)	99
Adjusted net income (non-GAAP) attributable to WSFS	$86,151	$89,041	$72,128	$175,192	$138,293

GAAP return on average assets (ROA)	1.52%	1.61%	1.39%	1.56%	1.34%
Plus/(less): Pre-tax adjustments: Realized/unrealized gain (loss) on equity investments, net, gain on sale of credit card portfolio, corporate development and restructuring expense	0.04	0.05	(0.01)	0.05	—
(Less)/plus: Tax impact of pre-tax adjustments	(0.01)	(0.01)	—	(0.01)	—
Core ROA (non-GAAP)	1.55%	1.65%	1.38%	1.60%	1.34%
Less: Impact of loan recovery (after-tax)	—	0.22	—	0.11	—
Core ROA excluding loan recovery (non-GAAP)	1.55%	1.43%	1.38%	1.49%	1.34%

Earnings per share (diluted) (GAAP)	$1.63	$1.64	$1.27	$3.26	$2.39
Plus/(less): Pre-tax adjustments: Realized/unrealized gain (loss) on equity investments, net, gain on sale of credit card portfolio, corporate development and restructuring expense	0.04	0.05	(0.01)	0.10	—
(Less)/plus: Tax impact of pre-tax adjustments	(0.01)	(0.01)	0.01	(0.02)	—
Core earnings per share (non-GAAP)	$1.66	$1.68	$1.27	$3.34	$2.39
Less: Impact of loan recovery (after-tax)	—	0.23	—	0.23	—
Core EPS excluding loan recovery (non-GAAP)	$1.66	$1.45	$1.27	$3.11	$2.39

Calculation of return on average tangible common equity:
GAAP net income attributable to WSFS	$84,398	$86,827	$72,326	$171,225	$138,222
Plus: Tax effected amortization of intangible assets	2,766	2,778	2,946	5,544	5,891
Net tangible income (non-GAAP)	$87,164	$89,605	$75,272	$176,769	$144,113
Average stockholders’ equity of WSFS	$2,732,684	$2,769,574	$2,652,257	$2,751,027	$2,644,847
Less: Average goodwill and intangible assets	964,974	968,555	982,533	966,755	984,624
Net average tangible common equity	$1,767,710	$1,801,019	$1,669,724	$1,784,272	$1,660,223
Return on average tangible common equity (non-GAAP)	19.78%	20.18%	18.08%	19.98%	17.50%

Calculation of PPNR:
Net income (GAAP)	$84,329	$86,845	$72,221	$171,174	$138,088
Plus: Income tax provision	26,795	27,639	23,319	54,434	44,420
Plus/(less): Provision for (recovery of) credit losses	5,044	(1,998)	12,621	3,046	29,971
PPNR (non-GAAP)	$116,168	$112,486	$108,161	$228,654	$212,479

WSFS Bank Center	WSFS Bank Place	21
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103

Non-GAAP Reconciliation - continued (o):	Three months ended
	June 30, 2026	March 31, 2026	June 30, 2025
Calculation of adjusted total net credit costs and adjusted net charge-offs:
Total net credit costs (GAAP)	$7,131	$176	$14,250
Less: Recovery on previously charged-off loan	—	(15,686)	—
Adjusted total net credit costs (non-GAAP)	$7,131	$15,862	$14,250
Net charge-offs (GAAP)	$7,111	$(3,456)	$9,767
Less: Recovery on previously charged-off loan	—	(15,686)	—
Adjusted net charge-offs (non-GAAP)	$7,111	$12,230	$9,767

Calculation of Cash Connect® adjusted net profit margin:
Cash Connect® net revenue (GAAP)	$19,728	$19,601	$21,141
Cash Connect® pre-tax income (GAAP)	$2,951	$3,013	$3,293
Less: Impact of insurance recovery	—	—	(1,612)
Cash Connect® adjusted pre-tax income (non-GAAP)	$2,951	$3,013	$1,681
GAAP Cash Connect® net profit margin	15.0%	15.4%	15.6%
Cash Connect® adjusted net profit margin (non-GAAP)	15.0%	15.4%	8.0%